Exhibit 99.1
FleetCor Reports Third Quarter 2016 Financial Results

Raises 2016 Guidance

NORCROSS, Ga., November 1, 2016 — FleetCor Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today reported financial results for its third quarter ended September 30, 2016.

“We delivered a solid quarter, slightly ahead of our expectations. Adjusted net earnings per share grew 15% on a reported basis, and 25% on a macro neutral basis, ahead of our stated target”, said Ron Clarke, Chairman and CEO, FleetCor Technologies, Inc. “We also completed the STP and Travelcard acquisitions during the third quarter, and are beginning our transformation work with both assets.”

Financial Results for Third Quarter 2016:

GAAP Results

•	Total revenues increased 7% to $484.4 million in the third quarter of 2016 compared to $451.5 million in the third quarter of 2015.

•	GAAP net income increased 11% to $129.6 million in the third quarter of 2016 compared to $116.8 million in the third quarter of 2015.

•	GAAP net income per diluted share increased 10% to $1.36 in the third quarter of 2016 compared to $1.24 per diluted share in the third quarter of 2015.

Non-GAAP Results1

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 9% to $456.2 million in the third quarter of 2016 compared to $419.8 million in the third quarter of 2015.

•	Adjusted net income[1] increased 16% to $183.3 million in the third quarter of 2016 compared to $157.6 million in the third quarter of 2015.

•	Adjusted net income per diluted share[1] increased 15% to $1.92 in the third quarter of 2016 compared to $1.67 in the third quarter of 2015.

“We believe macro-economic headwinds impacted our business in the third quarter by approximately $28 million in revenue or approximately $0.16 in adjusted net income per diluted share on a year over year basis,” said Eric Dey, chief financial officer FleetCor Technologies, Inc. “We are raising our guidance to reflect our third quarter results compared to our expectations.”

Fiscal Year 2016 Outlook:

•	Total revenues between $1,810 million and $1,830 million;

•	GAAP net income[1] between $469 million and $477 million;

•	GAAP net income per diluted share[1] between $4.94 and $5.02;

•	Adjusted net income[1] between $648 million and $654 million; and

•	Adjusted net income per diluted share[1] between $6.82 and $6.90.

FleetCor’s fiscal-year guidance assumptions for the fourth quarter of 2016 are as follows:

[1]Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 4.

•
Weighted average fuel price of $2.29 for the fourth quarter of 2016 compared to the $2.31 assumption used in our prior guidance and approximately $2.35 per gallon average in the fourth quarter of 2015.

•	Market spreads lower in the fourth quarter of 2016 compared to the fourth quarter of 2015 and unchanged from assumptions used in the last earnings call.

•	Foreign exchange rates equal to the seven day average ended October 13, 2016. The impact of the pound negatively impacts prior guidance for the fourth quarter by approximately $2 million.

•	Same store sales softness in the fourth quarter of approximately 3%.

•	Continued weakness in the Company’s Brazilian and Russian businesses.

•	Fully diluted shares outstanding of approximately 95.2 million shares.

•	Fourth quarter tax rate of approximately 30.0%.

Conference Call
The company will host a conference call to discuss third quarter 2016 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13647922. The replay will be available until November 8, 2016. The call will be webcast live from the company's investor relations website at investor.fleetcor.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions and estimated impact of these conditions on our operations and financial results, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally, as well as the other risks and uncertainties identified under the caption "Risk Factors" in FleetCor's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures
Adjusted revenue is calculated as revenues, net less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, (d) our proportionate share of amortization of intangible assets at our equity method investment and (e) a non-recurring net gain at our equity method investment. The company uses adjusted revenue’s as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains do not necessarily reflect how our equity method investment and business is performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 4.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues, adjusted net income, and adjusted net income per diluted share are key measures used by the company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor
FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor's payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, Europe, and Australia/New Zealand. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
investor@fleetcor.com
(770) 729-2017

FleetCor Technologies, Inc. and subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016¹	2015	2016¹	2015
Revenues, net	$484,426	$451,493	$1,316,593	$1,272,264
Expenses:
Merchant commissions	28,214	31,726	78,755	80,777
Processing	96,233	90,959	256,738	246,879
Selling	34,180	27,383	92,680	81,011
General and administrative	77,904	66,142	209,084	199,252
Depreciation and amortization	57,084	48,526	141,848	145,435
Other operating, net	(244)	(1,703)	(690)	(2,475)
Operating income	191,055	188,460	538,178	521,385
Equity method investment loss (income)	2,744	6,108	(2,247)	13,926
Other expense (income), net	293	(168)	1,056	2,345
Interest expense, net	17,814	17,163	49,905	54,818
Total other expense	20,851	23,103	48,714	71,089
Income before income taxes	170,204	165,357	489,464	450,296
Provision for income taxes	40,586	48,587	132,503	140,695
Net income	$129,618	$116,770	$356,961	$309,601
Basic earnings per share	$1.40	$1.27	$3.85	$3.37
Diluted earnings per share	$1.36	$1.24	$3.75	$3.29
Weighted average shares outstanding:
Basic shares	92,631	92,110	92,604	91,923
Diluted shares	95,307	94,157	95,204	94,069

[1]

Reflects the impact of the Company's adoption of Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for share-based compensation, including the income tax consequences.

FleetCor Technologies, Inc. and subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$405,435	$447,152
Restricted cash	199,319	167,492
Accounts receivable (less allowance for doubtful accounts of $30,072 and $21,903, at September 30, 2016 and December 31, 2015, respectively)	1,354,306	638,954
Securitized accounts receivable — restricted for securitization investors	656,000	614,000
Prepaid expenses and other current assets	80,837	68,113
Deferred income taxes	8,879	8,913
Total current assets	2,704,776	1,944,624
Property and equipment	251,394	163,569
Less accumulated depreciation and amortization	(106,908)	(82,809)
Net property and equipment	144,486	80,760
Goodwill	4,183,981	3,546,034
Other intangibles, net	2,758,877	2,183,595
Equity method investment	79,717	76,568
Other assets	63,837	58,225
Total assets	$9,935,674	$7,889,806
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,230,339	$669,528
Accrued expenses	226,006	150,677
Customer deposits	595,405	507,233
Securitization facility	656,000	614,000
Current portion of notes payable and other obligations	727,763	261,100
Other current liabilities	39,080	44,936
Total current liabilities	3,474,593	2,247,474
Notes payable and other obligations, less current portion	2,552,357	2,059,900
Deferred income taxes	692,221	713,428
Other noncurrent liabilities	37,982	38,957
Total noncurrent liabilities	3,282,560	2,812,285
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 121,188,761 shares issued and 92,765,739 shares outstanding at September 30, 2016; and 120,539,041 shares issued and 92,376,335 shares outstanding at December 31, 2015	121	121
Additional paid-in capital	2,057,562	1,988,917
Retained earnings	2,123,297	1,766,336
Accumulated other comprehensive loss	(612,150)	(570,811)
Less treasury stock, 28,423,022 and 28,162,706 shares at September 30, 2016 and December 31, 2015, respectively	(390,309)	(354,516)
Total stockholders’ equity	3,178,521	2,830,047
Total liabilities and stockholders’ equity	$9,935,674	$7,889,806

FleetCor Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In Thousands)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net income	$356,961	$309,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,706	22,941
Stock-based compensation	50,025	44,387
Provision for losses on accounts receivable	24,512	18,287
Amortization of deferred financing costs and discounts	5,568	5,295
Amortization of intangible assets	112,455	120,055
Amortization of premium on receivables	3,687	2,439
Deferred income taxes	(23,566)	(27,640)
Equity method investment (income) loss	(2,247)	13,926
Other non-cash operating income	(690)	(2,476)
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	(28,744)	5,697
Accounts receivable	(529,268)	(71,310)
Prepaid expenses and other current assets	(1,291)	2,724
Other assets	(9,115)	(3,297)
Excess tax benefits related to stock-based compensation	—	(24,455)
Accounts payable, accrued expenses and customer deposits	420,293	108,278
Net cash provided by operating activities	404,286	524,452
Investing activities
Acquisitions, net of cash acquired	(1,331,079)	(9,239)
Purchases of property and equipment	(41,877)	(29,526)
Other	1,411	(7,782)
Net cash used in investing activities	(1,371,545)	(46,547)
Financing activities
Excess tax benefits related to stock-based compensation	—	24,455
Proceeds from issuance of common stock	18,620	13,977
Repurchase of common stock	(35,492)	—
Borrowings (payments) on securitization facility, net	42,000	(10,000)
Deferred financing costs paid	(2,272)	—
Borrowings from notes payable	600,000	—
Principal payments on notes payable	(85,125)	(77,625)
Borrowings from revolver — A Facility	1,105,107	—
Payments on revolver — A Facility	(670,940)	(411,818)
Borrowings (payments) on swing line of credit, net	5,188	(601)
Payment of contingent consideration	—	(40,310)
Other	(673)	(342)
Net cash provided by (used in) financing activities	976,413	(502,264)
Effect of foreign currency exchange rates on cash	(50,871)	(30,320)
Net decrease in cash and cash equivalent	(41,717)	(54,679)
Cash and cash equivalents, beginning of period	447,152	477,069
Cash and cash equivalents, end of period	$405,435	$422,390
Supplemental cash flow information
Cash paid for interest	$48,525	$55,959
Cash paid for income taxes	$79,599	$47,339

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues, net	$484,426	$451,493	$1,316,593	$1,272,264
Merchant commissions	28,214	31,726	78,755	80,777
Total adjusted revenues	$456,212	$419,767	$1,237,838	$1,191,487

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016²	2015		2016²	2015
Net income	$129,618	$116,770		$356,961	$309,601
Stock based compensation	17,405	13,887		50,025	44,387
Amortization of intangible assets	46,341	39,869		112,455	120,055
Amortization of premium on receivables	1,348	812		3,687	2,439
Amortization of deferred financing costs and discounts	1,917	1,778		5,568	5,295
Amortization of intangibles at equity method investment	2,406	3,032		7,533	8,404
Non recurring net gain at equity method investment	—	—		(10,845)	—
Total pre-tax adjustments	69,417	59,378		168,423	180,580
Income tax impact of pre-tax adjustments at the effective tax rate*	(15,726)	(18,579)	[1]	(46,705)	(57,758)	[1]
Adjusted net income	$183,310	$157,570		$478,679	$432,424
Adjusted net income per diluted share	$1.92	$1.67		$5.03	$4.60
Diluted shares	95,307	94,157		95,204	94,069

[1]	Effective tax rate utilized excludes the impact of a one time tax benefit recognized during the three months ended September 30, 2015 of approximately $7.9 million.
[2]
Reflects the impact of the Company's adoption of Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for the share-based compensation, including the income tax consequences.

*
Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed during 2016.

Exhibit 2
Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment
(In thousands except revenues, net per transaction and adjusted revenues per transaction)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
NORTH AMERICA
'- Transactions[2]	371,198	371,518	(320)	(0.1)%	1,217,292	1,145,259	72,033	6.3%
'- Revenues, net per transaction	$0.93	$0.90	$0.03	3.4%	$0.78	$0.80	$(0.02)	(2.6)%
'- Revenues, net	$345,868	$334,944	$10,924	3.3%	$950,542	$918,333	$32,209	3.5%
INTERNATIONAL
'- Transactions	127,390	45,588	81,802	179.4%	233,340	138,041	95,299	69.0%
'- Revenues, net per transaction	$1.09	$2.56	$(1.47)	(57.5)%	$1.57	$2.56	$(1.00)	(38.8)%
'- Revenues, net	$138,558	$116,549	$22,009	18.9%	$366,051	$353,931	$12,120	3.4%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions[2]	498,588	417,106	81,482	19.5%	1,450,632	1,283,300	167,332	13.0%
'- Revenues, net per transaction	$0.97	$1.08	$(0.11)	(10.2)%	$0.91	$0.99	$(0.08)	(8.5)%
'- Revenues, net	$484,426	$451,493	$32,933	7.3%	$1,316,593	$1,272,264	$44,329	3.5%
FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
'- Transactions[2]	498,588	417,106	81,482	19.5%	1,450,632	1,283,300	167,332	13.0%
'- Adjusted revenues per transaction	$0.92	$1.01	$(0.09)	(9.1)%	$0.85	$0.93	$(0.08)	(8.1)%
'- Adjusted revenues	$456,212	$419,767	$36,445	8.7%	$1,237,838	$1,191,487	$46,351	3.9%

1
Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

2
Includes approximately 270 million and 274 million transactions for the three months ended September 30, 2016 and 2015, respectively, and approximately 924 million and 872 million transactions for the nine months ended September 30, 2016 and 2015, respectively, related to our SVS business acquired with Comdata in the fourth quarter of 2014.

Sources of Revenue[3]	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
Revenue from customers and partners	57.0%	53.3%	3.7%	6.9%	55.3%	52.5%	2.8%	5.3%
Revenue from merchants and networks	43.0%	46.7%	(3.7)%	(7.9)%	44.7%	47.5%	(2.8)%	(5.9)%

Revenue directly tied to fuel-price spreads	11.2%	13.0%	(1.8)%	(13.8)%	11.2%	12.4%	(1.2)%	(9.7)%
Revenue directly influenced by absolute price of fuel	14.0%	15.3%	(1.3)%	(8.5)%	14.3%	15.5%	(1.2)%	(7.7)%
Revenue from program fees, late fees, interest and other	74.8%	71.7%	3.1%	4.3%	74.5%	72.1%	2.4%	3.3%

3	Expressed as a percentage of consolidated revenue.

Exhibit 3
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues, net:
North America	$345,868	$334,944	$950,542	$918,333
International	138,558	116,549	366,051	353,931
	$484,426	$451,493	$1,316,593	$1,272,264
Operating income:
North America	$135,760	$132,428	$367,221	$351,778
International	55,295	56,032	170,957	169,607
	$191,055	$188,460	$538,178	$521,385
Depreciation and amortization:
North America	$32,739	$32,257	$96,351	$96,200
International	24,345	16,269	45,497	49,235
	$57,084	$48,526	$141,848	$145,435
Capital expenditures:
North America	$11,980	$6,493	$28,501	$14,510
International	5,140	6,799	13,376	15,016
	$17,120	$13,292	$41,877	$29,526

Exhibit 4
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles 2016 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2016 Guidance
	Low*	High*
Net income	$469	$477
Net income per diluted share	$4.94	$5.02

Stock based compensation	66	66
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	186	186
Amortization of intangibles at equity method investment	10	10
Non recurring net gain at equity method investment	(11)	(11)
Total pre-tax adjustments	252	252
Income tax impact of pre-tax adjustments at the effective tax rate**	(74)	(74)
Adjusted net income	$648	$654
Adjusted net income per diluted share	$6.82	$6.90

Diluted shares	95	95

* Columns may not calculate due to impact of rounding.
** Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed during 2016.